UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2005

BIOVERIS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-50583	80-0076765
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16020 Industrial Drive Gaithersburg, MD 20877 (Address of Principal Executive Offices)

(301) 869-9800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On July 14, 2005, the Executive Compensation Committee of the Board of Directors of BioVeris Corporation (the “Company”) approved awards to Samuel J. Wohlstadter, the Company’s Chairman and Chief Executive Officer, and George Migausky, the Company’s Vice President of Finance, Chief Financial Officer and Secretary, under the Company’s 2003 Stock Incentive Plan (the “2003 Plan”).

Mr. Wohlstadter was awarded 500,000 shares of restricted stock, which, upon vesting, entitle Mr. Wohlstadter to an equal number of shares of the Company’s common stock. Mr. Wohlstadter’s restricted stock vests in accordance with the following schedule: (i) 90,148 shares vested immediately upon the grant; (ii) 247,852 additional shares vest in equal monthly installments of 5,633 shares each, beginning on July 17, 2005; (iii) 32,400 additional shares vest on July 14, 2006; and (iv) 129,600 additional shares vest in equal monthly installments of 2,700 shares each, beginning on August 14, 2006. The options are also subject to repurchase rights by the Company and other terms and conditions set forth in the 2003 Plan.

Mr. Migausky was awarded options to purchase 266,000 shares of the Company’s common stock. The options were issued with an exercise price of $4.92 (the closing price of the Company’s common stock on July 14, 2005), have a term of ten years from the date of grant and vest as follows: (i) 35,452 options vested immediately upon the grant; (ii) 97,548 additional options vest in equal monthly installments of 2,217 options each, beginning on July 17, 2005; (iii) 26,584 additional options vest on July 14, 2006; and (iv) 106,416 additional options vest in equal monthly installments of 2,217 options each, beginning on August 14, 2006. The options are also subject to other terms and conditions set forth in the 2003 Plan.

The Executive Compensation Committee of the Board of Directors also approved cash bonuses of $193,000 and $159,000 for Messrs. Wohlstadter and Migausky, respectively, in respect of each executive officer’s performance during the Company’s fiscal years ended March 31, 2004 and March 31, 2005. Each of the cash awards is payable on or about August 1, 2005.

Also on July 14, 2005, the Executive Compensation Committee of the Board of Directors approved increases in Mr. Wohlstadter’s and Mr. Migausky’s annual base salaries. Mr. Wohlstadter’s annual base salary increased from $426,000 to $440,000; Mr. Migausky’s annual base salary increased from $241,000 to $250,000. Both of the increases are retroactively effective as of April 1, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2005	BIOVERIS CORPORATION By: /s/ George V. Migausky Name: George V. Migausky Title: Vice President of Finance and Chief Financial Officer